FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                    May 21, 1999


                            AMERICA FIRST PREP FUND 2
                        PENSION SERIES LIMITED PARTNERSHIP
              (Exact name of registrant as specified in its charter)


      Delaware                              				   		          0-17582
(State of Formation)	                                 	(Commission File Number)

                                  47-0719051
                     (IRS Employer Identification Number)


   Suite 400, 1004 Farnam Street,
          Omaha, Nebraska                                            	 68102
(Address of principal executive offices)	                            (Zip Code)


	                              (402) 444-1630
	           (Registrants' telephone number, including area code)






































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Item 2.  Acquisitions or Dispositions of Assets

On May 21, 1999, America First Prep Fund 2 Pension Series Limited Partnership (the "Registrant") assigned its limited partnership interest in Gold Key Ventures, a Georgia limited partnership, to America First Mortgage Investments, Inc. ("AFMI"). AFMI is the general partner of the Registrant's general partner and the owner of the majority of assigned limited partnership interests of the Registrant. The Registrant's cash proceeds from the sale were $150,000, which represented the fair market value of the assigned limited partnership interest. The Registrant recognized a gain of $150,000 on the sale.

On June 30, 1999, the Registrant assigned its limited partnership interests in Owings Chase Limited Partnership, a Maryland limited partnership ("Owings Chase"), and Stazier Associates Colorado Springs, Ltd., a Colorado limited partnership ("Stazier"), to AFMI. The Registrant's cash proceeds from the sale of its interests in Owings Chase and Stazier were $30,000 and $224,141, respectively, which represented the fair market value of the assigned limited partnership interests. The Registrant recognized an aggregate gain of $254,141 on these sales.

The limited partnership interests in Owings Chase and Stazier were the final "Permanent Investments" (as defined in the Registrant's agreement of limited partnership) held by the Registrant. Under the terms of the Registrant's agreement of limited partnership, the Registrant will dissolve 180 days after the disposition of its last Permanent Investment. Accordingly, the Registrant will dissolve on December 27, 1999.
















































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                              SIGNATURES

	    Pursuant to the requirements of the Securities Act of 1934, the registrants have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						                            AMERICA FIRST PREP FUND 2
						                            PENSION SERIES LIMITED PARTNERSHIP

					                        By	  America First Capital
						                            Associates Limited Partnership Six,
						                            its general partner

					                        By	  America First Mortgage Investments, Inc.,
						                            its general partner



					                        By	  /s/ Stewart Zimmerman
						                            Stewart Zimmerman, President and
																																		Chief Executive Officer

August 9, 1999



















































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